UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No.1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 30, 2015

SABRA HEALTH CARE REIT, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman, Suite 550 Irvine, CA	92612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 7, 2015, Sabra Health Care REIT, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Initial 8-K”) to report the completion on June 30, 2015 of the acquisition of three skilled nursing facilities for $175.2 million (the “NMS Phase I Facilities”). In the Initial 8-K, the Company also reported that on June 30, 2015 a subsidiary of the Company had entered into a purchase and sale agreement (the “Phase II Purchase Agreement”) to acquire a fourth skilled nursing facility (the “NMS Phase II Facility” and collectively with the NMS Phase I Facilities, the “NMS Portfolio”). This amendment to the Initial 8-K is being filed to amend and restate Item 2.01 of the Initial 8-K to report the completion of the acquisition of the NMS Phase II Facility and to amend and restate Item 9.01 of the Initial 8-K as provided herein.

Item 2.01	Completion of Acquisition or Disposition of Assets
On June 30, 2015, Sabra Health Care Northeast, LLC, a subsidiary of the Company, completed the acquisition of the NMS Phase I Facilities, three skilled nursing facilities that specialize in transitional care and medically complex post-surgical, ventilator and dialysis patients with a total of 472 licensed beds located in Maryland, for $175.2 million. The Company funded the acquisition of the NMS Phase I Facilities with proceeds from its revolving credit facility. In connection with the acquisition of the NMS Phase I Facilities, the Company and the current operator entered into a triple-net master lease agreement, which has an initial term of 15 years with two 10-year renewal options and an annual rent escalator equal to the greater of 2.50% or the Consumer Price Index, but not to exceed 2.75%.

On November 25, 2015, Sabra Hagerstown, LLC, a subsidiary of the Company, completed the acquisition of the NMS Phase II Facility, a skilled nursing facility that also specializes in transitional care and medically complex post-surgical, ventilator and dialysis patients with a total of 206 licensed beds located in Maryland, for $58.9 million. The Company funded the acquisition of the NMS Phase II Facility with proceeds from its revolving credit facility. In connection with the acquisition of the NMS Phase II Facility, the Company assumed one U.S. Department of Housing and Urban Development insured mortgage with an outstanding principal balance of $10.8 million, having an annual interest rate of 5.60%. The NMS Phase II Facility is being operated by the same operator that operates the NMS Phase I Facilities. Upon completion of the acquisition of the NMS Phase II Facility, the Company and the operator entered into a triple-net lease agreement with respect to the NMS Phase II Facility, which has the same terms as the triple-net master lease agreement entered into with respect to the NMS Phase I Facilities.

Collectively, the leases with respect to the NMS Portfolio are expected to generate annual lease revenues determined in accordance with GAAP of $24.5 million and an initial yield on cash rent of 8.75%.

Item 9.01	Financial Statements and Exhibits.

(a)
Financial Statements of Real Estate Acquired. The Company is not filing the financial statements of the NMS Portfolio because the leasing history of the acquired properties is not representative of their future operations given the disparate rental terms between the pre-existing leases and the new triple net leases entered into with respect to the NMS Portfolio.

(b)
Pro Forma Financial Information. The Company is not filing pro forma financial information with respect to the NMS Portfolio because the leasing history of the acquired properties is not representative of their future operations given the disparate rental terms between the pre-existing leases and the new triple net leases entered into with respect to the NMS Portfolio.

(d)	Exhibits
2.1
Purchase Agreement, dated June 22, 2015, between Sabra Health Care Northeast, LLC and Van Buren Street LLC, Randolph Road, LLC and St. Thomas More, LLC (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Sabra Health Care REIT, Inc. on June 24, 2015)

2.2*	Purchase Agreement, dated June 30, 2015, between Sabra Hagerstown, LLC and Marsh Pike, LLC

*
Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

/S/ HAROLD W. ANDREWS, JR.
Name:	Harold W. Andrews, Jr.
Title:	Executive Vice President, Chief Financial Officer and Secretary
Dated: February 26, 2016